SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                                                          Air T, Inc.
(Name of Registrant as specified in its charter)

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PRESS RELEASE

Contact:
Walter Clark
Chief Executive Officer
Air T, Inc.
3524 Airport Road
Maiden, NC 28650
(828) 464-8741

FOR IMMEDIATE RELEASE

Air T, Inc. to Expand Board of Directors and Nominate Nicholas J. Swenson

MAIDEN, N.C., June 5, 2012 -- Air T, Inc. (Nasdaq Capital Market:AIRT) announced today that that its Board of Directors (the “Board”) has determined to expand the Board from nine directors to ten directors effective upon the commencement of the 2012 annual meeting of stockholders and to nominate the nine incumbent directors and Nicholas J. Swenson for election as directors by the stockholders at the 2012 annual meeting.

Mr. Swenson, age 43, is a private investor and the founder and managing member of Groveland Capital, LLC, an investment management firm, and is also the managing member of AO Partners, LLC which is the general partner of AO Partners I, L.P., an investment fund.  Mr. Swenson, AO Partners, LLC and AO Partners I, L.P. beneficially own 300,738 shares of Air T common stock, representing 12.3% of the outstanding shares, as of June 1, 2012.  Prior to founding Groveland Capital, LLC in March 2009, Mr. Swenson served a portfolio manager and partner of Whitebox Advisors, LLC, an investment management firm, since September 2001.

About Air T

Air T, through its subsidiaries, provides overnight air freight service to the express delivery industry, manufactures and sells aircraft deicers and other special purpose industrial equipment, and provides ground support equipment and facilities maintenance to airlines.  Air T is one of the largest, small-aircraft air cargo operators in the United States.  Air T’s Mountain Air Cargo (MAC) and CSA, Air subsidiaries currently operate a fleet of single and twin-engine turbo-prop aircraft nightly in the eastern half of the United States, Puerto Rico and the Caribbean Islands.  Air T’s Global Ground Support subsidiary manufactures deicing and other specialized military and industrial equipment and is one of the largest providers of deicers in the world.  The Global Aviation Services subsidiary provides ground support equipment and facilities maintenance to domestic airline customers.

Forward-looking Statements

Statements in this press release, which contain more than historical information, may be considered forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), which are subject to risks and uncertainties.  Actual results may differ materially from those expressed in the forward-looking statements because of important potential risks and uncertainties, including but not limited to the risk that contracts with major customers will be terminated or not extended, future economic conditions and their impact on the Company’s customers, customer requirements for ground support equipment and facilities maintenance services will be less than anticipated, the timing and amounts of future orders under our contract with the United States Air Force, inflation rates, the impact of competition, changes in technology or government regulation, and the impact of terrorist activities in the United States and abroad.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.  The Company is under no obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Concerning Proxy Materials

Air T will file a proxy statement in connection with its 2012 annual meeting of stockholders.  Air T stockholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information.  Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Air T with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at http://www.sec.gov.  Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Air T’s website, http://www.airt.net, or by writing to Air T, Inc., Post Office Box 488, Denver, North Carolina 28037, Attention: Corporate Secretary.

Air T and its directors and executive officers may be deemed to be participants in the solicitation of proxies for Air T’s 2012 annual meeting of stockholders, and detailed information regarding the names and affiliations of Air T’s directors and executive officers is available in the proxy statement for Air T’s 2011 annual meeting of stockholders filed with the Securities and Exchange Commission on July 15, 2011. In addition, the following table sets forth information regarding the beneficial ownership of shares of common stock of Air T by each director and executive officer of Air T and by all directors and executive officers of Air T as a group as of June 1, 2012.  Each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

		Shares and Percent of Common Stock Beneficially Owned as of June 1, 2012
Name	Position with Company	No. of Shares		Percent
Walter Clark	Chairman of the Board of Directors and Chief Executive Officer	143,627	(1)	5.8%
John Parry	Vice President-Finance, Chief Financial Officer, Secretary, Treasurer and Director	16,502	(1)	*
William H. Simpson	Executive Vice President, Director	31,604	(1)	1.3%
Sam Chesnutt	Director	2,500	(1)	*
Allison T. Clark	Director	23,000	(1)	*
John J. Gioffre	Director	5,027	(1)	*
George C. Prill	Director	3,500	(1)	*
Dennis A. Wicker	Director	3,500	(1)	*
J. Bradley Wilson	Director	2,500	(1)	*
All directors and executive officers as a group (nine persons)		231,760	(1)	9.1%
______________________

*           Less than one percent.
(1)           Includes shares which the following executive officers and directors have the right to acquire within 60 days through the exercise of stock options issued by Air T: Mr. Walter Clark, 50,000 shares; Mr. Parry, 15,000 shares; Mr. Simpson, 30,000 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Gioffre, 2,500 shares; Mr. Prill, 2,500 shares; Mr. Wicker, 3,500 shares; Mr. Wilson, 2,500 shares; all directors and executive officers as a group, 111,000 shares.